UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2021, Soluna Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional and accredited investors (the “Purchasers”) dated October 25, 2021 (the “SPA”), pursuant to which the Company issued to the Purchasers secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”), and Class A, Class B and Class C common stock purchase warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock.

On February 28, 2024 the Company and the Purchasers entered into a Fourth Amendment Agreement to amend the Notes, SPA and related agreements (collectively, the “Transaction Documents”) to facilitate future financings by the Company by amending the Transaction Documents as follows:

The Company shall be permitted undertake at-the-market transactions in the future provided:

●	No Event of Default shall have occurred and be continuing under the Notes; and

●	The market price of the shares of common stock shall be at least the ATM Floor Price. ATM Floor Price means $10 per share initially, which is reduced to $8 per share six months after the ATM is effective and $6 per share 12 months after the after the effective date of the ATM.

In addition, the Company will be permitted to unilaterally extend the maturity date of the Notes for two 3-Month extensions if prior to the then in effect maturity date the Company gives notice to the Purchasers and increases the principal amount of the Notes on the date of each such extension by two percent (2%) the principal amount of the Notes outstanding on the date of this Agreement per each extension.

In consideration of the foregoing, the Company will:

●	Reduce the conversion price of the Notes to $3.78 per share;

●	The Purchasers will receive an aggregate of 850,000 three year warrants exercisable at $0.01 per share;

●	An aggregate of 320,005 warrants held by the Purchasers will have the exercise price reduced to $3.78 per share (the “$3.78 Warrants”);

●	An aggregate of 478,951 warrants held by the Purchasers will have the exercise price reduced to $6.00 per share (the “Repriced Warrants”). For every one Repriced Warrant exercised by a Purchaser, such Purchaser shall receive 1.36 new five year warrants with an exercise price of $0.01, 1.6 new five year warrants with an exercise price of $4.20, and 1.6 new five year warrants with an exercise price of $5.70.

Pursuant to additional agreements with holders of another 51,618 outstanding warrants, similar adjustments with those warrants, resulting in a total adjustment to 530,569 warrants.

Because the foregoing will result in the issuance of more than 20% of the Company’s outstanding shares, the foregoing is subject to stockholder approval at the Company’s annual meeting of shareholders, to be held not later than May 30, 2024. Until such shareholder approval is obtained, the Company may not prepay any amount of the Notes which would reduce the aggregate principal amount thereof below $5 million.

The foregoing summary of the new Transaction Documents does not purport to be complete and is subject to, and qualified in its entirety by, such document(s), which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing the completion of the Note Amendment on February 29, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment Agreement with the holders of the Company’s Convertible Notes
99.1	Press Release announcing the new Transaction Documents
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: March 1, 2024	By:	/s/ David Michaels
David Michaels Chief Financial Officer